Exhibit 99.1

    Resources Connection, Inc. Reports Fiscal 2004 Second Quarter Results

              Company Reports 47% Year-Over-Year Revenue Growth

    COSTA MESA, Calif., Jan. 7 /PRNewswire-FirstCall/ -- Resources Connection, Inc. (Nasdaq: RECN), an international professional services firm that provides accounting and finance, human capital, information technology, supply chain management and internal audit/risk management services on a project basis, today announced financial results for its second quarter ended November 30, 2003.

    Total revenue for the second quarter of fiscal 2004 increased approximately 47% to $74.0 million compared to $50.2 million for the same quarter in fiscal 2003, and more than 24% from the previous quarter. Revenue includes a full quarter of activity for the Netherlands and Australian practices acquired in the first quarter of fiscal 2004. Excluding the impact of these acquisitions, revenue grew 21% year over year. Net income for the quarter ended November 30, 2003 was $4.4 million, or $0.19 per diluted share, compared to net income of $3.3 million or $0.15 per diluted share in the November 2002 quarter.

    "We had another quarter of revenue growth. There has been demand in accounting and finance, information technology and, in particular, risk management, heading into the third quarter," said Chairman and CEO Donald Murray.

    For the first six months of fiscal 2004, revenue grew 43% to $133.6 million compared to $93.7 million for the six-month period in the prior year. Net income for the six months ended November 30, 2003 was $7.8 million, or $0.33 per diluted share versus $5.8 million, or $0.25 per diluted share, in the prior year period.

    "Due to the nature of our services, a broad improvement in the market for Resources Connection's services can be an indication of trends in today's changing business landscape," continued Mr. Murray. "As such, we hope our growth in the second quarter is an indication of continued business momentum in 2004."

    "In particular, we are seeing companies begin to invest in key areas, such as information technology and finance and accounting, that were delayed during the recession. In addition, Sarbanes-Oxley compliance continues to be top-of-mind for public companies, especially as they prepare to meet the requirements of Section 404 of the Act that will become effective later this year."

    Mr. Murray concluded, "The landscape has clearly changed from just five years ago when unprecedented financial growth was met with more jobs and new hires. Companies now must find alternative solutions to managing growth and controlling costs, while complying with more stringent regulatory issues. With the expertise and specific skill sets of our project professionals, Resources Connection is well-positioned to help solve these corporate challenges."

    ABOUT RESOURCES CONNECTION

    Resources Connection, Inc. is an international professional services firm that provides accounting and finance, human capital, information technology, internal audit and supply chain services on a project basis. The Company was originated as part of Deloitte in North America. Its legacy in Europe is from Ernst & Young and in Asia Pacific from Deloitte. Resources Connection today is completely independent, autonomous and publicly traded on NASDAQ. In addition to its project professional services, Resources Connection has established itself as a leading business services provider for companies seeking independent and cost effective assistance for meeting or complying with many of the complex business and regulatory issues in today's marketplace.

    Headquartered in Costa Mesa, California, the company operates from more than 60 domestic and international offices. The U.S. client portfolio boasts 30 of the Fortune 50 companies. The company was recently named to Forbes Best 200 Small Companies list for the second consecutive year. More information about the company is available at http://www.resourcesconnection.com.

    Resources Connection will hold a conference call for interested analysts and investors at 5:00 pm, EST today, January 7, 2004. This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesconnection.com/.

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2003 and Form 10-Q for the quarter ended August 31, 2003 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

    For further information, please contact Stephen Giusto, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, steve.giusto@resources-us.com.

                           RESOURCES CONNECTION, INC.
                              SUMMARY OF OPERATIONS
                    (in thousands, except per share amounts)

                                    Quarter               Six Months
                               Ended November 30,       Ended November 30,
                               2003        2002        2003        2002
                                  (unaudited)              (unaudited)
    Revenue                  $74,016     $50,209     $133,557     $93,737
    Direct costs of
     services                 45,420      29,909       81,475      56,210
    Gross profit              28,596      20,300       52,082      37,527
    Selling, general and
     administrative
     expenses                 20,471      14,526       37,700      27,544
    Amortization of
     intangible assets           392         126          698         157
    Depreciation expense         433         312          820         627
    Interest income             (103)       (270)        (275)       (608)
    Income before provision
     for income taxes          7,403       5,606       13,139       9,807
    Provision for income
     taxes                     2,998       2,298        5,321       4,020
    Net income                $4,405      $3,308       $7,818      $5,787
    Diluted net income
     per share                 $0.19       $0.15        $0.33       $0.25
    Diluted shares            23,622      22,651       23,618      22,728

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                          November 30, 2003    May 31, 2003
                                             (unaudited)
    Cash, cash equivalents and
     long-term marketable securities           $45,952            $68,078
    Accounts receivable, less allowances       $42,543            $26,635
    Total assets                              $179,362           $155,937
    Current liabilities                        $31,655            $20,941
    Total stockholders' equity                $146,242           $133,531

SOURCE  Resources Connection, Inc.
    -0-                             01/07/2004
    /CONTACT: Stephen Giusto, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, steve.giusto@resources-us.com/
    /Web site:  http://www.resourcesconnection.com /
    (RECN)

CO:  Resources Connection, Inc.
ST:  California
IN:  FIN CPR ITE
SU:  ERN CCA